UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016 (May 20, 2016)

Lightwave Logic, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1831 Lefthand Circle, Suite C, Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 340-4949

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Adoption of 2016 Equity Incentive Plan

At the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Lightwave Logic, Inc. (the “Company”) held on Friday, May 20, 2016, the Company’s shareholders approved the Company’s 2016 Equity Incentive Plan (the “Plan”) to ensure that the Company has adequate ways in which to provide stock based compensation to its directors, officers, employees, and consultants. The number of shares of common stock available for future issuance under the Plan is 3,000,000. The Company’s Board of Directors previously approved the Plan, subject to stockholder approval. The Company’s executive officers are eligible to participate in the Plan. A summary of the Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 20, 2016. A copy of the Plan is filed with the Proxy Statement.

Item 5.07

Submission of Matters to a Vote of Security Holders

The 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Lightwave Logic, Inc. (the “Company”) was held on Friday, May 20, 2016. As of the close of business on April 20, 2016, the Company had outstanding 65,598,161 shares of common stock, of which 39,552,629 shares were represented at the meeting by proxy and in person; accordingly a quorum was constituted. The matters voted upon and the final results of the voting were as follows:

Proposal 1:  Election of Directors

The following persons were elected to the Board of Directors to serve until the 2019 Annual Meeting of Shareholders or until their successors have been duly elected or appointed and qualified:

Name	Votes For	Votes Withheld	Broker Non-votes
Joseph A. Miller, Jr.	17,834,015	300,341	21,418,273
Ronald A. Bucchi	17,854,165	280,191	21,418,273
Michael S. Lebby	17,894,016	240,340	21,418,273

Proposal 2:  Adoption of the Company’s 2016 Equity Incentive Plan

The following votes were cast with respect to Proposal 2. The proposal was approved.

For	Against	Abstain	Broker Non-votes
17,090,533	839,075	204,748	21,418,273

Proposal 3:  Ratify Morison Cogen LLP as the Company’s Independent Registered Public Accounting Firm

The following votes were cast with respect to Proposal 3.  The proposal was approved.

For	Against	Abstain	Broker Non-votes
38,889,910	428,568	234,151	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By:	/s/ James S. Marcelli
Name:	James S. Marcelli
Title:	President

Dated: May 24, 2016